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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-92495 of Huttig Building Products, Inc. on Form S-8 of our report dated June 5, 2003, appearing in this Annual Report on Form 11-K of the Huttig Building Products, Inc. Savings and Profit Sharing Plan for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP


St. Louis, Missouri
June 30, 2003